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                                                                    EXHIBIT 99.2

                                               For Further Information, Contact:

                                                             Investor Relations:
                                                  Lippert/Heilshorn & Associates
                                                                   Keith Lippert
                                                                  (212) 838-3777
                                                                    Kris Otridge
                                                                  (415) 433-3777

                                                         Company Communications:
                                                              STM Wireless, Inc.
                                                                Frank T. Connors
                                                                  (949) 753-7864

                                                          Web Site: www.stmi.com


                     STM WIRELESS, INC. ANNOUNCES INTENT TO
                             MERGE WITH REMEC, INC.

     IRVINE, CALIFORNIA, April 14, 1999 - STM WIRELESS, INC. (STM), (NASDAQ NM
Symbol: STMI) today announced it has entered into a letter of intent with REMEC, Inc. (REMEC) (NASDAQ NM Symbol: REMC) which provides for the merger of STM with REMEC, or a subsidiary of REMEC. The merger will be structured as a tax-free, pooling of interests transaction. Each stockholder of STM will receive one share of REMEC common stock for every 3.8 shares of STM common stock currently owned by the stockholder.

     The transaction is subject to the preparation and execution of a definitive merger agreement, final approval of the board of directors of STM and REMEC, approval by STM stockholders and other customary terms and conditions. The parties intend to proceed to a definitive merger agreement as soon as practicable.

     Emil Youssefzadeh, Chairman and Chief Executive Officer of STM, commented "We have been working closely with REMEC for over three years. They are responsible for the implementation and manufacture of our innovative SpaceWeb and SpacePhone terminals. We believe that the melding of our international communications market presence, product concepts and systems capability with the design and manufacturing prowess of REMEC and its strong financial resources will allow STM to reach its full potential."

     Commenting on the proposed merger, Ronald Ragland, REMEC's Chairman and Chief Executive Officer, said "The merging of REMEC and STM is a further step in our
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strategy to vertically integrate our capabilities to the systems and product level. We expect to achieve substantial synergies in the combination of our talented teams."

     STM Wireless, Inc., headquartered in Irvine, California (Web Site: www.stmi.com), is an international provider of communication solutions for rural telephony applications and satellite data networks with equipment installed in over 90 countries. The Company operates as two independent, but complementary businesses: STM Network Systems (STM-NS), which supplies satellite network systems worldwide and Direc-to-Phone International, Inc. (DTPI) (Web Site: www.directophone.com), a majority-owned subsidiary, which is a leading provider of fixed-station telephony services in countries and regions with low telephone density. DTPI uses products manufactured by STM-NS to enter into long-term agreements with local partners to provide satellite communications services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
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1995:
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This release contains forward looking statements within the meaning of Section
27A of the Securities Act of 1933, as amended, in Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties that may cause actual future results or results different materially and adversely from those described in the forward looking statements. For example, there can be no assurance that the Company will enter into a definitive merger agreement or consummate the transaction. In such event, the Company would be required to obtain potentially dilutive debt or equity financing from other sources. Additional important factors that may cause a difference between projected and actual results for the Company include, but are not limited to, future capital requirements, the long-term cycle involved in completing major contracts, particularly in foreign markets, political and economic risks involved in foreign markets and foreign currencies, increasing competitive pressures, and general economic conditions, technological advances, the timing of new product introductions, and the timing of operating and other expenditures, and other factors discussed in the Company's filings from time to time with the Securities Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Form 10-Q's for the first three quarters of fiscal 1998. The Company disclaims any obligation to revise or update any forward looking statement that may be made from time to time by it or on its behalf.